Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/13/2018 09:08 AM
Original ID: 2018-000798572
Amendment ID: 2018-002283575

Profit Corporation
Articles of Amendment

1. Corporation name:

DNA Dynamics, Inc.

2. Article(s) I, II, III, IV, V, VI, VII, VIII is amended as follows:

The undersigned, Carl Grant being the duly elected Chief Executive Officer of DNA Dynamics, Inc., a Wyoming corporation (the "Corporation"), hereby certifies that in accordance with §17-16-1003 of the Wyoming Business Corporation Act, unanimous consent of the Board of Directors, and a vote of holders of a majority of the voting rights of the Corporation, the following restate and further amend in their entirety the Articles of Incorporation of the Corporation.

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3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 03/09/2018
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

N/A

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

On March 9, 2018, the Board of Directors, and holders of a majority of the voting rights of DNA Dynamics, Inc. (the "Company") approved the amendment and restatement of the Company's Articles of Incorporation attached hereto.

Signature: ______________________ **Date:** 04/11/2018 *(mm/dd/yyyy)*

Print Name: Carl Grant

Title: Chief Executive Officer

Contact Person: Kyle M. Denos

Daytime Phone Number: (801) 816-2536 Email: kyled@acadiagrp.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

ARTICLES OF INCORPORATION
OF
DNA DYNAMICS, INC.

ARTICLE I. NAME

The name of the corporation is DNA DYNAMICS, INC. (the "Corporation").

ARTICLE II. REGISTERED OFFICE

The address of the Corporation's registered office in the State of Wyoming is Registered Agents Inc., 30 N. Gould St., STE R, Sheridan, WY 82801, in the City of Sheridan, in the County of Sheridan, in the State of Wyoming, Zip Code 82801. The name of the registered agent at such address is Registered Agents Inc.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Wyoming Business Corporation Act.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock". The number of shares of Common Stock authorized to be issued is Five Billion (5,000,000,000). The number of shares of Preferred Stock authorized to be issued is Twelve Million (12,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.00001 per share.

(a) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(b) Provisions Relating to Preferred Stock. Pursuant to WY Stat § 17-16-602 of the Wyoming Business Corporation Act, and this Article IV of the Corporation's Articles of Incorporation, the following shall constitute designations of the Corporation's Preferred Stock:

(i) Series A Preferred Stock. Ten Million (10,000,000) shares of the Corporation's authorized preferred stock are hereby designated as Series "A" Preferred Stock (the "Series A Preferred Shares") and shall be designated by the

following characteristics:

i. The Series A Preferred Shares shall entitle the holders the right to vote, either together with holders of the Corporation's common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Shares relative to the shares of the Corporation's common stock;

ii. Each one (1) share of Series A Preferred Stock shall have voting rights equal to four times the sum of: a) all shares of Common Stock issued and outstanding at time of voting; plus b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; c) divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting;

iii. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Shares shall not be entitled to receive any of the assets of the Corporation;

iv. Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and

v. Shall not be able to convert such Series "A" Preferred Stock into the Corporation's common stock.

(c) Additional Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of additional shares of Preferred Stock in accordance with WY Stat § 17-16-602 of the Wyoming Business Corporation Act, in one or more series, and by filing a designation pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

ARTICLE V. BOARD OF DIRECTORS

(a) Number. The number of directors, constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the terms of any director at any time in office.

(b) Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(c) Election. Election of directors need not be by written ballot.

ARTICLE VI. BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. AMENDMENT

No amendment or restatement of this Articles of Incorporation shall be valid unless approved by holders of a majority of the voting rights of the Corporation which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Corporation.

ARTICLE VIII. LIABILITY

To the fullest extent permitted by the Wyoming Business Corporation Act as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VIII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

I, THE UNDERSIGNED, being the Chief Executive Officer of DNA Dynamics, Inc. pursuant to the Wyoming Business Corporation Act, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of March, 2018.

By: ______________________

Carl Grant, Chief Executive Officer